UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2006

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)
(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2006, Airspan Networks, Inc. (the “Company”) and its wholly owned subsidiary, Airspan Communications Limited, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”), with respect to a revolving credit line. For the two year term of the credit line, the Company may, subject to certain adjustments, borrow up to the lesser of (i) $10,000,000 and (ii) 80% of eligible accounts receivable. A certain portion of the credit available to the Company under the credit facility may also be utilized to secure letters of credit and foreign exchange contracts, if any, issued by SVB. The Company anticipates being able to commence draws under the credit facility later this week once certain administrative funding conditions are addressed.

To secure its obligations under the Loan and Security Agreement, the Company has granted SVB a security interest in all of its assets and has established a receivables lockbox account at a financial institution affiliated with SVB.

Advances under the Loan and Security Agreement bear interest at SVB’s prime rate plus a percentage ranging from 0.25% to 1.5%, depending on certain financial and collateral tests. The Company has also agreed to pay SVB (i) a commitment fee of $90,000; (ii) an unused facility fee in the amount of 0.375% per year; (iii) 1% per year on the face amount of any issued letter of credit; and (iv) an early termination fee of 1% or 0.5% of the principal amount of the credit line if the facility is terminated by the Company within the first or second year, respectively. SVB has retained the right, to, upon limited notice, make reasonable adjustments to the definition of eligible receivables. SVB has also reserved its right to modify the rate (the “Advance Rate”) at which advances are made against eligible receivables if the Bank determines, after an audit, that there are events, contingencies or risks which adversely affect the Company’s assets .

Pursuant to the Loan and Security Agreement, the Company must maintain a certain tangible net worth and liquidity coverage. The Company’s tangible net worth (which is a measure of total assets minus total liabilities minus any amounts attributable to goodwill, intangible items and obligations owing to the Company from its officers and other affiliates) must be at least the sum of $27,000,000 plus 50% of quarterly net income, plus 50% of proceeds of any sale of stock by the Company, plus 50% of any subordinated debt incurred by the Company. The Company must also maintain a liquidity coverage ratio of at least 1.5:1 or 1.75:1, which threshold varies from month to month. The liquidity coverage ratio is the ratio of (A) the sum of unrestricted cash and cash equivalents maintained at SVB, plus 50% of unrestricted cash and cash equivalents in the United Kingdom over which SVB has a fixed or floating charge, plus 80% of eligible accounts, minus the funded debt (which is the debt that the Company owes to SVB and certain other creditors) to (B) the funded debt.

The Loan and Security Agreement provides that, with the exception of certain permitted indebtedness and liens, the Company may not incur additional indebtedness or liens. Permitted indebtedness is defined to include unsecured trade debt and currency hedges incurred in the ordinary course business, subordinated debt incurred on terms acceptable to SVB, and capitalized lease and purchase money indebtedness not exceeding $1,000,000 in any fiscal year. Permitted Liens are defined to include, among other things, certain liens for taxes or assessments, purchase money liens on property not exceeding $1,000,000, non-exclusive licenses of intellectual property incurred in the ordinary course of business, and certain liens incurred in the ordinary course of business. The Loan and Security Agreement further provides that the Company may not convey, sell, transfer or otherwise dispose of property except for inventory in the ordinary course of business and other similar dispositions. In addition, the Loan and Security Agreement limits the Company’s right to enter into a merger or acquisition, or make investments in other entities.

Although the Company believes the credit facility will increase the Company’s financial resources and financial flexibility, the Company’s use of the credit facility does present certain risks. The Company’s ability to borrow under the credit facility is a function of, among other things, the Company’s base of eligible accounts receivable and the Advance Rate. If the amount or quality of the Company’s accounts receivable deteriorates or the Advance Rate is adjusted downward, the Company’s ability to borrow under the credit facility will be directly, negatively affected. If there is a downward adjustment in the borrowing base at a time when the Company is unable to, within three business days, repay SVB the amount by which the borrowing base has been decreased, the Company will likely be in default under the Loan Agreement. In addition, as discussed above, the credit facility requires the Company to satisfy certain financial covenants. As a result, the Company cannot provide any assurances that it will be able to borrow under the Loan and Security Agreement at a time when it most needs money to fund working capital or other needs. As noted above, the credit facility also contains various provisions that restrict the Company’s use of cash and operating flexibility. These provisions could have important consequences for the Company, including (i) causing the Company to use a portion of its cash flow from operations for debt repayment and/or service rather than other perceived needs, (ii) precluding the Company from incurring additional debt financing for future working capital or capital expenditures and (iii) impacting the Company’s ability to take advantage of significant, perceived business opportunities, such as acquisition opportunities or to react to market conditions. The Company’s failure to meet financial and other covenants could give rise to a default under the Loan and Security Agreement. In the event of an uncured default, the Loan Agreement provides that all amounts owed to SVB are immediately due and payable and that SVB has the right to enforce it security interest in the Company’s assets.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) the potential loss of Axtel and Yozan as large customers; (vii) the possibility that Yozan will materially delay or cancel future equipment orders; or (viii) our inability to cancel certain component orders and/or use or sell any excess inventory we accumulate as a result of the Yozan contract amendment. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended April 2, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2006, the Company issued a press release announcing that, on August 1, 2006, the Company received a letter from the Nasdaq indicating that, in light of the appointment of Ms. Julianne M. Biagini to the Company’s Board of Directors and Audit Committee, the Company has regained compliance with the audit committee composition requirements for continued listing as set forth in Nasdaq Marketplace Rule 4350(d)(2) and that this matter is now closed.

A copy of that release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits

10.1 Loan and Security Agreement, dated as of August 1, 2006, by and among, Silicon Valley Bank, Airspan Networks, Inc., and Airspan Communications Limited.

99.1 Press Release dated August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006

AIRSPAN NETWORKS, INC.

	By:	/s/ Arthur Levine
Arthur Levine
Vice President, Finance and Controller

INDEX TO EXHIBITS

10.1 Loan and Security Agreement, dated as of August 1, 2006, by and among, Silicon Valley Bank, Airspan Networks, Inc., and Airspan Communications Limited, including exhibits thereto.

99.1 Press Release dated August 1, 2006.